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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF JAG MEDIA HOLDINGS, INC.

         Name                 Jurisdiction of Organization                    Percentage Ownership
-----------------------  ---------------------------------------    -----------------------------------------
    JAG Media LLC                     Delaware                                      100%

 Pixaya (UK) Limited                   England                                      100%